                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               KOPIN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                               KOPIN CORPORATION

                                 April 20, 2001

   To Our Stockholders:

   You are cordially invited to attend the Annual Meeting of Stockholders of KOPIN CORPORATION (the "Company"), to be held at 10:00 a.m. on May 24, 2001, at the law offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts (the "Meeting").

   The Notice of Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by the stockholders at the Meeting.

   The Board of Directors of the Company encourages your participation in the Company's electoral process and, to that end, solicits your proxy. You may give your proxy by completing, dating and signing the Proxy Card and returning it promptly in the enclosed envelope. You are urged to do so even if you plan to attend the Meeting.

                                          Sincerely,

                                          /s/ John C.C. Fan
                                          JOHN C.C. FAN
                                          Chairman


           695 Myles Standish Boulevard, Taunton, Massachusetts 02780

                               KOPIN CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On May 24, 2001

   Notice is hereby given that the Annual Meeting (the "Meeting") of Stockholders of Kopin Corporation (the "Company") will be held at the law offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts on May 24, 2001, at 10:00 a.m., local time, to consider and act upon the following matters:

  1. A proposal to elect six (6) directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

  2. A proposal to ratify the adoption of the Company's 2001 Equity Incentive Plan.

  3. A proposal to ratify an amendment to the Company's 1992 Stock Option Plan to increase the number of shares authorized for issuance under the Plan.

  4. A proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the current fiscal year.

  5. Such other business as may properly come before the Meeting or any adjournments thereof.

   Stockholders of record at the close of business on March 29, 2001 are entitled to notice of and to vote at the Meeting and any adjourned sessions thereof. All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors

                                          /s/ John C.C. Fan
                                          JOHN C.C. FAN
                                          Chairman

Taunton, Massachusetts
April 20, 2001

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                               KOPIN CORPORATION
                          695 Myles Standish Boulevard
                          Taunton, Massachusetts 02780

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of KOPIN CORPORATION (the "Company") of proxies for use at the Annual Meeting of Stockholders (the Meeting") to be held on May 24, 2001, and at any adjourned session thereof. This proxy statement was first mailed to stockholders on or about April 20, 2001. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

   The close of business on March 29, 2001 has been established as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. As of the record date, there were issued and outstanding and entitled to vote 64,924,963 shares of common stock of the Company, par value $.01 per share ("Common Stock"). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

   Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any proxy may be revoked at any time before it is voted by written notice of revocation, received by the Secretary of the Company prior to the Meeting, by delivering a later dated proxy in accordance with the instructions on the enclosed proxy and by voting in person at the meeting or by revocation of a written proxy by request in person at the Meeting; but if not so revoked, the shares represented by such proxy will be voted.

   All proxies will be voted in accordance with the instructions contained therein. If no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other proposals which may properly come before the Meeting. If, in a proxy submitted on behalf of a stockholder by a person acting solely in a representative capacity, the proxy is marked clearly to indicate that the shares represented thereby are not being voted with respect to one or more proposals, then such proxies will not be counted as present at the meeting with respect to such proposals, and such "non-votes" will have no effect on the voting on such proposals. Proxies submitted with abstentions as to one or more proposals will be counted as present for purposes of establishing a quorum for such proposals, and such abstentions will have the effect of a vote against such proposals.

   The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the notice of Meeting (the "Notice"). However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

   The Company's By-laws provide that the Board of Directors of the Company (the "Board") shall consist of not less than three nor more than thirteen directors. The Board has fixed the number of directors at six. Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of each of the nominees to be directors of the Company until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified. If any nominee is unavailable, such votes will be cast either for a substitute nominee or to fix the number of directors at a lesser number. The current Board has no reason to expect that any of the nominees will be unavailable.

   The following table sets forth certain information with respect to the persons who have been nominated to serve as directors of the Company. All of such persons are presently directors of the Company.

                               Served as
Name                     Age Director Since      Position and Offices with the Company
----                     --- --------------      -------------------------------------
John C.C. Fan...........  57      1984      President, Chief Executive Officer, Director and
                                             Chairman of the Board
David E. Brook (2)......  60      1984      Secretary and Director
Andrew H. Chapman (1)...  46      1985      Director
Morton Collins (1)......  65      1985      Director
Chi Chia Hsieh..........  56      1995      Director
Michael A. Wall (2).....  72      1984      Director

--------
(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.

Background of Nominees for Director and Certain Officers

   John C.C. Fan, President, Chief Executive Officer, Chairman of the Board of Directors. Dr. Fan, a founder of the Company, has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since its organization in April 1984. He has also served as President of the Company since July 1990.

   David E. Brook, Secretary and Director. Mr. Brook is a founder of the Company and has served as a Director since 1984. Mr. Brook is the founder and senior partner of the patent law firm of Hamilton, Brook, Smith & Reynolds in Lexington, Massachusetts.

   Andrew H. Chapman, Director. Mr. Chapman has served as a Director of the Company since 1985. Mr. Chapman is a founder and is currently executive vice president of Narad Networks, a privately held telecommunications network equipment company. Mr. Chapman was a founder of MaxComm Technologies, Inc., a telecommunications equipment company, and was a director and Executive Vice President of MaxComm from 1998 to 1999, when it was sold to Cisco Systems. From 1994 to 1996, Mr. Chapman also served as Executive Vice President of Integrated Network Corporation, of which he has also served as a director. During that time, Mr. Chapman was also a founder and co-General Manager of Dagaz Technologies, Integrated Network's Multimedia Business Unit, which was sold to Cisco Systems in 1997. From its formation in 1988 to 1998, Mr. Chapman was also Managing Director of The Vertical Group, a private investment management company.

   Morton Collins, Director. Mr. Collins has served as a Director of the Company since 1985. Mr. Collins has been a General Partner of DSV Partners III, a venture capital limited partnership, since 1981, and a General Partner of DSV Management Ltd. since 1982. Since 1985, DSV Management Ltd. has been the General Partner of DSV Partners IV, a venture capital limited partnership. Mr. Collins is also a director of The Liposome Company, Inc., ThermoTrex Corporation and a number of privately held companies.

   Chi Chia Hsieh, Director. Dr. Hsieh has served as a Director of the Company since December 1995. Dr. Hsieh is currently the Vice Chairman and was previously the President of Microelectronics Technology, Inc., a Taiwan corporation publicly traded on the Taiwan Stock Exchange.

   Michael A. Wall, Director. Mr. Wall is a founder of the Company and has served as a Director since 1984. Mr. Wall is a director and Chairman of Alkermes, Inc. Mr. Wall has founded, been a director of and/or managed numerous high technology firms in the last three decades, including Centocor, Inc. and Flow Laboratories, Inc.

Board of Directors Meetings and Committees

   During the fiscal year ended December 31, 2000 (the "2000 Fiscal Year"), the Board held seven meetings. During the 2000 Fiscal Year, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which the individual director served.

   The Audit Committee presently is composed of two directors, Andrew H. Chapman and Morton Collins. Responsibilities of this committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, review and setting of internal policies and procedure regarding audits, accounting and other financial controls, and reviewing related party transactions. During the 2000 Fiscal Year, the Audit Committee met two times. Each of the Audit Committee members is independent as that term is defined in Rule 4200 (a) (14) of the National Association of Security Dealers listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A.

   The Compensation Committee presently is composed of two directors, David E. Brook and Michael A. Wall. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options under the Company's 1992 Stock Option Plan, and other benefits and general review of the Company's employee compensation policies. None of the members of the Compensation Committee has been an employee of the Company at any time and none has any relationship with either the Company or the Company's officers requiring disclosure under applicable regulations of the Securities and Exchange Commission, except for Mr. Brook, who is a name partner of Hamilton, Brook, Smith & Reynolds, which is patent counsel to the Company. During the 2000 Fiscal Year, the Compensation Committee met two times.

   The Board recommends that the shareholders vote "FOR" the proposed nominees to the Board and the enclosed proxy will be so voted unless a contrary vote is indicated. The directors shall be elected by a plurality of the votes cast by the holders of Common Stock entitled to vote at the meeting.

Executive Compensation

   The table below sets forth certain compensation information for the fiscal years ended 2000, 1999 and 1998 with respect to the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company in 2000.

                           Summary Compensation Table

                                                    Long-Term
                                                   Compensation
                                                      Awards
                                                   ------------
                                                    Securities     All Other
Name and Principal                                  Underlying  Compensation(1)
Position                 Year Salary ($) Bonus ($) Options (#)        ($)
------------------       ---- ---------- --------- ------------ ---------------
John C. C. Fan.......... 2000  350,000     25,000    310,000        77,825
Chairman, CEO and        1999  325,000     25,000    760,000         2,400
 President               1998  280,000          0     40,000         2,400

Richard A. Sneider...... 2000  200,000     20,000    110,000         2,400
Treasurer and Chief      1999  180,000     10,000    100,000         2,400
 Financial Officer       1998   54,000      7,500    200,000           839

Bor Yeu Tsaur........... 2000  225,000          0    120,000        58,964
Executive Vice           1999  210,000     12,500     24,000         2,400
 President--Display      1998  210,000     50,000          0         2,400
 Operations

Matthew J. Micci........ 2000  333,216          0    100,000        17,486
Vice President--Sales,   1999  196,103          0     30,000         2,400
 Gallium Arsenide        1998  179,500          0     30,000         2,400

Daily S. Hill........... 2000  130,000    222,350    120,000        18,295
Vice President--Gallium  1999  122,000    177,787     48,000         2,400
 Arsenide Operations     1998  118,000     68,720     40,000         2,400

--------
(1) Amounts represent the Company's matching contributions under the Company's 401(k) Plan of $2,400 per executive officer and the forgiveness of loans for certain officers discussed under the section "certain transactions".

   The following two tables disclose, for the Chief Executive Officer and the other named executives, information regarding stock options granted or exercised during, or held at the end of, 2000 pursuant to the Company's stock option plans.

                       Option Grants in Last Fiscal Year

                                                                          Potential
                                                                     Realizable Value at
                                      % of Total                       Assumed Annual
                          Number of    Options                         Rates Of Stock
                         Securities   Granted to                     Price Appreciation
                         Underlying   Employees  Exercise            for Option Term(3)
                           Options    in Fiscal   Price   Expiration -------------------
Name                     Granted (#)     Year     ($/sh)     Date     5% ($)    10% ($)
----                     -----------  ---------- -------- ----------  ------   ---------
John C. C. Fan..........   150,000(1)    5.5      10.25    10/29/09    966,900 2,450,400
                            80,000(2)    2.9      23.81     4/12/10  1,198,000 3,036,100
                            80,000(2)    2.9      23.81     4/12/10  1,198,000 3,036,100
Richard A. Sneider......    50,000(1)    1.8      10.25    10/29/09    322,000   816,800
                            30,000(2)    1.1      23.81     4/12/10    449,300 1,138,500
                            30,000(2)    1.1      23.81     4/12/10    449,300 1,138,500
Bor Yeu Tsaur...........    40,000(1)    1.5      10.25    10/29/09    257,800   653,400
                            40,000(1)    1.5      23.81     4/12/10    449,300 1,518,000
                            40,000(1)    1.5      23.81     4/12/10    449,300 1,518,000
Matthew J. Micci........    40,000(1)    1.5      10.25    10/29/09    257,800   653,400
                            30,000(2)    1.1      23.81     4/12/10    599,000 1,138,500
                            30,000(2)    1.1      23.81     4/12/10    599,000 1,138,500
Daily S. Hill...........    40,000(1)    1.5      10.25    10/29/09    257,800   653,400
                            40,000(2)    1.5      23.81     4/12/10    599,000 1,518,000
                            40,000(2)    1.5      23.81     4/12/10    599,000 1,518,000

--------
(1) Options granted under the Company's 1992 Stock Option Plan. Exercises of one-fourth of the options to purchase shares are permitted on the first, second, third and fourth anniversary dates of the grant provided such person is employed by the Company. Such options are not transferable, other than by will or the laws of descent and distribution and to certain immediate family members, trusts for the benefit of such family members and partnerships in which such family members are partners and to any other persons in the discretion of the Compensation Committee subject to certain restrictions.

(2) Options granted under the Company's 1992 Stock Option Plan. Such options are exercisable 50% on December 31, 2001 and 50% on December 31, 2002. Such options are not transferable, other than by will or the laws of descent and distribution and to certain immediate family members, trusts for the benefit of such family members and partnerships in which such family members are partners and to any other persons in the discretion of the Compensation Committee subject to certain restrictions.

(3) The potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (typically 10 years) at the annual rate of 5% and 10%. The assumed annual rates of appreciation are computed in accordance with the rules and regulations of the Securities and Exchange Commission. No assurance can be given that the annual rates of appreciation assumed for the purposes of the table will be achieved, and actual results may be lower or higher. The closing price of the Common Stock on December 29, 2000 was $11.0625.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

                                                             Number of
                                                            Securities
                                                            Underlying      Value of Unexercised
                                                        Unexercised Options In-The-Money Options
                                                          at 12/31/00 (#)     at 12/31/00 ($)
                         Shares Acquired Value Realized    Exercisable/         Exercisable/
Name                     on Exercise (#)     (1)($)        Unexercisable       Unexercisable
----                     --------------- -------------- ------------------- --------------------
John C.C. Fan...........     237,598       2,467,384    1,698,402/1,020,000 10,826,835/1,663,761
Richard A. Sneider......      96,514       3,111,958       93,486/  220,000  1,034,189/2,433,750
Bor Yeu Tsaur...........     120,000       4,424,438      106,960/  358,960    885,005/1,906,755
Matthew J. Micci........     190,800       5,840,135        9,500/  134,500     18,000/  144,563
Daily S. Hill...........     147,300       4,245,056       10,500/  171,000     84,891/   80,172

--------
(1) Value realized is based on the closing price of the Common Stock on the date of exercise minus the exercise price.

(2) Value of the Common Stock is based on the closing sale price of the Common Stock as of December 31, 2000 ($11.0625) minus the exercise price.

Executive Employment Agreement

   The Company has entered into an employment agreement with Dr. John C.C. Fan pursuant to which the Company has agreed to employ Dr. Fan as Chief Executive Officer. The agreement provides for the assignment of all inventions made by Dr. Fan while in the employ of the Company and includes a covenant by Dr. Fan not to compete with the Company during his employment and for up to two years thereafter. The agreement expires February 20, 2002. Dr. Fan's salary is to be determined each year by the Board of Directors. At the end of 2000, the Board of Directors set Dr. Fan's annual salary for 2001 at $400,000.

Director Compensation

   In March 1994 the Board of Directors approved compensation for outside directors of $1,000 per meeting attended, including any special meeting or committee meeting not held on the same day as a regularly scheduled meeting of the Board of Directors. Under the Company's Director Stock Option Plan, each non-employee Director is entitled to receive an initial option grant for 30,000 shares on the date of his or her initial election to the Board of Directors and a subsequent option grant for 16,000 shares on each anniversary of his or her initial election to the Board of Directors. The Company also pays expenses for attendance at meetings of the Board of Directors and committees thereof.

Certain Transactions

   As a further retention device and reward to certain executives, in 1998, to augment the Company's existing executive compensation components, the Compensation Committee established an incentive compensation program under which officers were eligible to receive over a two year period beginning in 1999 certain cash based incentive compensation. This program was structured in the form of Company loans ranging between 50% to 100% of the officer's annual base salary. A percentage of these loans up to 100% is forgiven subject to the continued employment of the officer in 2000 and 2001. These loans bear interest at 7.75%. The original principal amounts of such loans made in 1999 included loans to the following officers: John C.C. Fan ($280,000), Bor Yeu Tsaur ($210,000), Matthew M. Zavracky ($127,000), Daily S. Hill ($59,000) and
Matthew J. Micci ($56,000). The outstanding balances of such loans as of March 29, 2001 consisted of loans to the following officers: John C.C. Fan ($182,056), Bor Yeu Tsaur ($131,805), Ronald P. Gale ($128,500), Matthew M.
Zavracky ($63,431), Daily S. Hill ($0) and Matthew J. Micci ($0).

   Dr. Hsieh, a Director of Kopin, is Chairman of a venture located in Taiwan which Kopin has a minority interest in. Dr Hsieh owns approximately 1% of the outstanding common stock of the venture. Microelectronics Technology Incorporated is also a minority investor in this venture. Dr Hsieh may also be deemed to have an indirect ownership in the venture through his ownership of Microelectronics Technology Incorporated, a publicly traded company in Taiwan.

                         COMPENSATION COMMITTEE REPORT
                                       ON
                             EXECUTIVE COMPENSATION

Compensation Philosophy

   The Company's executive compensation is based upon three primary components: base salary, incentive or bonus compensation, and grants of stock options. Each component is intended to serve the overall compensation philosophy of the Company. In this respect, the Compensation Committee (the "Committee") believes that compensation should reflect the value created for shareholders while supporting the Company's short and long term strategic goals. Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions to the Company's success. Also, short and long term compensation play a critical role in attracting and retaining qualified executives.

Overall Objectives of Executive Compensation Program

   The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long term success of the Company. The Company's executive compensation philosophy is based on the following principles:

  .  Competitive and Fair Compensation

    The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Committee compares the Company's compensation practices with its general understanding of those of companies in similar industries and at a similar stage of development. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies.

  .  Performance

    Executive officers are rewarded based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

    In evaluating each executive's performance, the Company generally conforms to the following process:

      . Prior to the beginning of the year, Company and individual goals and objectives are set.

      . Near the end of the year, the executive's manager, or, in the case of the Chief Executive Officer, the Compensation Committee, evaluates accomplishment of the executive's goals and objectives and his contributions to the Company.

      . The executive's performance is then compared with peers within the Company.

      . The comparative results, combined with the Committee's general understanding as to comparative compensation practices of similar companies at a similar stage of development, are then used to determine salary, incentive or bonus compensation and stock option compensation levels.

Compensation Program Components

   Annual compensation for the Company's executives consists of three elements--salary, incentive and bonus payments, and stock options. Executives are also entitled to participate in the same benefit plans that are available to other employees. Base salaries are targeted to be moderate, yet competitive in relation to salaries commanded by those in similar positions with companies similar in size to the Company. The Compensation

Committee sets the base salary for executives by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Individual salary determinations are based on experience, levels of responsibility, sustained performance and comparison to peers inside and outside the Company. The Compensation Committee determined that for 2001 an average 6.5% increase in base salary would be appropriate for a merit and cost of living adjustment.

   The Company's officers are eligible to receive incentive or bonus compensation in the discretion of the Compensation Committee based primarily on the attainment of certain goals and objectives and the executive's contributions to the Company. The Committee gave special consideration to those executives who made a material contribution to the achievement of corporate performance goals including development of various strategic corporate relationships, new product development, continued progress in the commercialization of the Company's technology and increased product revenues, in awarding incentive compensation. Management had also requested and the Committee agreed to authorize cash bonuses to other executive and nonexecutive employees totaling approximately 5.0% of total employee compensation with a reserve, at management's discretion, of up to an additional 2.0%.

   While 2000 generally reflected an increasingly competitive market for qualified and experienced personnel, the Company was nonetheless able to benefit from many continuous years of loyal service from several of its key executives. As a further retention device and reward to these executives, in November 2000, to augment the Company's existing executive compensation components, the Compensation Committee established an incentive compensation program under which officers are eligible to receive over a two year period beginning in 2001 certain cash based incentive compensation. This program is structured in the form of Company loans ranging between 50% to 100% of the officer's annual base salary. A percentage of these loans up to 100%, including interest, is forgiven subject to the continued employment of the officer in 2002 and 2003 for loans granted in 2001.

   Stock option awards are designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended by the Compensation Committee to reflect the executive's position with the Company and his contributions to the Company. The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating its employees. In 2000, the Committee reserved a pool of 1,020,000 shares in April 2000 and 1,500,000 shares in November 2000 for issuance pursuant to stock option grants to employees. The Committee typically authorizes the grant of stock options vesting over a period of four years in order to incentivize each employee over a relatively significant period of time. However, the Committee authorized that the April 2000 grant vest 50% on December 31, 2001 and 50% on December 31, 2002. The objective of the Committee was to significantly reduce the risk of loss of key employees within such time frame. In establishing the appropriate number of stock options to grant to the Company's employees and executives for 2000, the Committee determined that the total grants to the Company's employees and executives for the year as a proportion to the Company's ownership as a whole bore a reasonable relationship, being approximately 4.0%.

   The Committee continues to believe that stock option grants remain an important mechanism to incentivize employees. Because the option exercise price for the employee is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the Company's long-term stock market performance. Stock options, moreover, have been used to reward substantially all employees of the Company, not just at the executive officer level. The option program also typically uses a four year vesting, period, except as described above, to encourage key employees to continue in the employ of the Company.

2000 Compensation for the Chairman and Chief Executive Officer

   In considering the compensation for the Chairman and Chief Executive Officer and President for fiscal year 2000, the Committee reviewed his existing compensation arrangements and both Company and individual performance.

   The Compensation Committee has set Dr. Fan's annual compensation, including a significant portion of his compensation based upon the Company's stock option plan, to provide competitive compensation and to reflect Dr. Fan's senior position, his responsibilities, and his past and expected future contributions to the Company's success,with the objective of incentivizing him to achieve certain key milestones within a specified time frame.

   Dr. Fan's salary for fiscal 2000 was increased $25,000 from $325,000 to $350,000 reflecting in part a cost of living adjustment as well as an adjustment to reflect the increased duties and obligations of his position.
Dr. Fan also participates in the incentive compensation program described under the previous section of this report under which he is eligible to receive over a two year period incentive compensation based on up to 100% of his annual base salary, subject to Dr. Fan's continued employment with the Company. In 2000, the Compensation Committee granted Dr. Fan options for the purchase of 160,000 shares at exercise prices equal to the fair market value per share at the date of grant. The options are exercisable 50% on December 31, 2001 and 50% on December 31, 2002, subject to Dr. Fan's continued employment with the Company. In addition, in October 2000, the Committee granted Dr. Fan a fully vested option for the purchase of 250,000 shares of stock of a company which Kopin has an equity investment in at exercise price of $2 per share, which was equal to the fair market value per share at the date of grant. The Committee's objective was to provide adequate incentive to the Chief Executive Officer to reach certain specific goals and objectives. In determining the overall incentive compensation granted to Dr. Fan, the Compensation Committee evaluated Dr. Fan's overall compensation package relative to that of other chief executives in the Company's industry, achievement of both individual and corporate 2000 performance goals previously described, the level of stock options granted to Dr. Fan in previous years and the need to continue to provide adequate incentive to Dr. Fan.

   Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. The Committee has considered these new requirements and believes that grants pursuant to the Company's 1992 Stock Option Plan meet the requirement that they be "performance based" and, therefore, exempt from the limitations on deductibility. Historically, the combined salaries and bonuses of each of the Company's executive officers have been well under the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that required changes would not be in the best interest of the Company or its shareholders.

                                          Compensation Committee

                                          Michael A. Wall, Chairman
                                          David E. Brook

                          BOARD AUDIT COMMITTEE REPORT

   The Audit Committee of the Board of Directors, currently consists of Andrew
H. Chapman and Morton Collins, each of whom are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and reports practices of the Company and such other duties as directed by the Board of Directors. The Audit Committee reviewed and discussed the Company's audited Consolidated Financial Statements for the fiscal year ended December 31, 2000 with the Company's management. The Audit Committee also discussed with Deloitte & Touche LLP, the Company's independent accountants, the auditors' responsibilities, any significant issues arising during the audit, and other matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No 1, and has discussed with the independent accountants the independent accountants' independence. Based on its review and the discussion noted above, the Audit Committee recommended to the Board of Directors that the Company's Consolidated Financial Statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Morton Collins, Chairman
                                          Andrew H. Chapman

                               SHAREHOLDER RETURN
                               PERFORMANCE GRAPH

   The following graph compares the performance of the Company's Common Stock to the NASDAQ Stock Market Total Return Index for U.S. Companies (the "NASDAQ Stock Market Index") and to the Chase Hambrecht & Quist Technology Index (the "Chase H&Q Technology Index") over the last five years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at January 1, 1995 and that all dividends were reinvested.

                        COMPARISON OF CUMULATIVE RETURN

                              [Graph Appears Here]

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG KOPIN CORPORATION, NASDAQ STOCK
               MARKET--U.S. INDEX AND CHASE H&Q TECHNOLOGY INDEX

                                                          NASDAQ                   JP Morgan
                                                          Stock                       H&Q
      Measurement              Kopin                     Market--                  Technology
         Point              Corporation                 U.S. Index                   Index
      -----------           -----------                 ----------                 ----------
      12/31/95                $100.00                    $100.00                    $100.00
      12/31/96                  83.33                     123.04                     124.29
      12/31/97                 117.98                     150.69                     145.71
      12/31/98                 147.37                     212.51                     226.64
      12/31/99                 589.47                     394.92                     506.17
      12/31/00                 310.53                     237.62                     327.62

            STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 2001 by: (a) all those known by the Company to be beneficial owners of more than 5% of its Common Stock; (b) all Directors; (c) all named executive officers; and (d) all executive officers and directors of the Company as a group:

                               Amount and Nature
                                 of Beneficial
      Name                       Ownership (1)   Percent
      ----                     ----------------- -------
      John C.C. Fan (2).......     2,897,618       4.5
      David E. Brook (3)......       206,804         *
      Andrew H. Chapman (4)...        32,000         *
      Morton Collins (3)......       128,000         *
      Chi Chia Hsieh (5)......        88,000         *
      Michael A. Wall (3).....       297,604         *
      Bor Yeu Tsaur (6).......       348,880         *
      Matthew J. Micci (7)....       100,350         *
      Daily S. Hill (8).......        88,500         *
      Richard A. Sneider
       (9)....................       118,486         *
      All directors and
       executiveofficers as a
       group
       (12 persons) (10)......     4,522,246       7.0

--------
*  Less than 1%

 (1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

 (2) Includes 24,000 shares held by Dr. Fan's wife as custodian under the Uniform Gifts to Minors Act. Dr. Fan disclaims beneficial ownership of all such shares. Also includes 1,858,402 shares representing options that are currently exercisable or exercisable within 60 days.

 (3) Includes 56,000 shares representing options that are currently exercisable or exercisable within 60 days.

 (4) Includes 32,000 shares representing options that are currently exercisable or exercisable within 60 days.

 (5) Includes 88,000 shares representing options that are currently exercisable or exercisable within 60 days.

 (6) Includes 306,960 shares representing options that are currently exercisable or exercisable within 60 days

 (7) Includes 9,500 shares representing options that are currently exercisable or exercisable within 60 days.

 (8) Includes 10,500 shares representing options that are currently exercisable or exercisable within 60 days.

 (9) Includes 93,486 shares representing options that are currently exercisable or exercisable within 60 days.

(10) Includes 2,782,848 shares issuable to certain directors and executive officers pursuant to options that are currently exercisable or exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely on a review of reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all reports required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934 were filed timely by the Company's directors, executive officers and 10% holders during Fiscal Year 2000, with the exception of the following:

  (i) Mr. Chapman filed one late Form 4 reporting seven transactions; (ii) Dr. Tsaur filed one late Form 4 reporting 14 transactions; (iii) Dr. Fan filed one late Form 4 reporting two transactions; (iv) Mr. Collins filed one late Form 4 reporting two transactions; (v) Mr. Sneider filed one late Form 4 reporting five transactions; (vi) Mr. Wall filed one late Form 4 reporting one transaction; (vii) Mr. Zavracky filed one late Form 4 reporting four transactions; (viii) Mr. Hill filed one late Form 4 reporting four transactions; and (ix) Mr. Micci filed one late Form 4 reporting two transactions.

                                 PROPOSAL NO. 2

                   ADOPTION OF THE 2001 EQUITY INCENTIVE PLAN

   The Equity Incentive Plan provides for the grant of incentive stock options to employees (including officers and employee directors) and the grant of non-qualified stock options or restricted stock awards to employees (including officers and employee directors) and consultants. A maximum of 1,200,000 shares of Common Stock are reserved for issuance pursuant to the Equity Incentive Plan. No participant in the Equity Incentive Plan may in any year be granted stock options or awards with respect to more than 25% of the aggregate number of shares of Common Stock subject to the Equity Incentive Plan.

   Purpose of Plan; Eligibility. The purpose of the Equity Incentive Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to certain employees, officers, employee directors, and consultants to contribute to the success of the Company.

   Administration. The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to determine which eligible individuals are to receive options or restricted stock awards, the terms of such options or awards, including the status of such options as incentive or nonstatutory stock options under the federal income tax laws, the numbers of shares, exercise or purchase prices and times at which the options become and remain exercisable or restricted stock vests and the time, manner and form of payment upon exercise of an option. The exercise price of nonqualified options and incentive stock options granted under the Equity Incentive Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, or not less than 110% in the case of a grant to a person who owns more than 10% of the stock of the Company.

   Transferability. No option and no right under the Equity Incentive Plan is transferable or assignable or subject to any encumbrance, pledge or charge except, in the event of death of a participant, a beneficiary may be designated with respect to an option. However, the Compensation Committee may, at or after the grant of a nonstatutory option, provide that such option may be transferred to a family member.

   Effect of Significant Corporate Event. In the event that the Company is acquired by merger, consolidation or asset, the unvested shares of Common Stock held by employees as restricted stock awards under the Equity Incentive Plan will immediately vest in full, except to the extent that the Company's repurchase rights with respect to those shares are to be assigned to the acquiring entity, and options will accelerate to the extent not assumed by the acquiring entity. The Compensation Committee also has discretion to provide for the acceleration of one or more outstanding options under the Equity Incentive Plan and the vesting of unvested shares held as restricted stock awards upon the occurrence of certain changes in control. Such accelerated vesting may be conditioned upon subsequent termination of the affected optionee's service.

   Amendments to Options and the Equity Incentive Plan. The Board of Directors may amend or modify the Equity Incentive Plan at any time subject to the rights of holders of outstanding options on the date of amendment or modification, except stockholder approval is required for any such amendment that would change the eligibility requirements of the Equity Incentive Plan, extend the term of the Equity Incentive Plan, or increase the number of shares subject to grant as options or restricted stock awards under the Equity Incentive Plan.

   Summary of Tax Consequences. Restricted stock issued pursuant to the Equity Incentive Plan will be taxed in accordance with Section 83 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. A person that sold or was granted shares under the Equity Incentive Plan will recognize income for tax purposes at the date such shares cease to be subject to the Company's right to repurchase or reacquire the same, or at the date such shares are sold or granted to the person if such person elects to have the Company's repurchase or reacquisition right disregarded for tax purposes. The income recognized (the difference between the price paid for the shares, if any, and the fair market value of the shares at the time the employee realizes the income) will be ordinary income to the employee for which the Company will be able to claim a compensation deduction.

   For a description of the general federal income tax rules applicable to incentive and nonqualified stock options granted under the Equity Incentive Plan, please refer to the discussion regarding the Company's 1992 Stock Option Plan included in Proposal 3 of this proxy statement.

   The Board of Directors unanimously recommends a vote "FOR" the approval and adoption of the 2001 Equity Incentive Plan. The affirmative vote of the holders of a majority of the shares of the Common Stock represented in person or by proxy at the Meeting is required for ratification of the adoption of the Equity Incentive Plan.

                                   PROPOSAL 3

               AMENDMENT OF THE COMPANY'S 1992 STOCK OPTION PLAN

   The Board of Directors has authorized, subject to stockholder ratification, an increase in the number of shares available under the Company's 1992 Stock Option Plan (the "Plan") from 15,000,000 to 15,300,000 (including 606,102 shares issued upon exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan, which was terminated in 1992). As of December 31, 2000, 15,000,000 shares were issued or issuable upon exercise of options granted pursuant to the Plan.

   Purpose. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees and directors of and advisers and consultants to the Company. The purpose of the proposed amendment is to provide the Company with additional capacity to award stock options to existing personnel and to attract qualified new employees, directors, advisers and consultants through grants of stock options.

   Administration. The Plan is administered by the Compensation Committee (the "Committee") which consists of directors of the Company appointed by its Board of Directors. Subject to the provisions of the Plan, the Committee has discretion to determine when awards are made, which employees are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Committee also has broad discretion to construe and interpret the Plan and adopt rules and regulations thereunder.

   Eligibility. Awards may be granted to persons who are employees of the Company whether or not officers or members of the Board of Directors of the Company and directors of or advisers or consultants to the Company. Pursuant to the Plan, incentive stock options may only be granted to employees, non-qualified stock options may be granted to directors, advisors and consultants of the Company as well as employees. The maximum number of shares issuable upon exercise of options granted in any one year to any employee of the Company pursuant to the Plan may not exceed 800,000 shares.

   Shares Subject to the Plan. The shares issued or to be issued under the Plan are shares of the Company's Common Stock, $.01 par value, which may be newly issued shares or shares held in the treasury or acquired in the open market. Previously, no more than 15,000,000 shares could be issued under the Plan (including 606,102 shares issued upon exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan, which was terminated in 1992). The foregoing limit is subject to adjustment for stock dividends, stock splits or other changes in the Company's capitalization.

   Stock Options. The Committee in its discretion may issue stock options which qualify as incentive stock options under the Internal Revenue Code or non-qualified stock options. The Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than 10 years after it is granted and no other options shall be exercised more than 10 years and one day after it is granted, and further provided that the exercise price shall not be less than the fair market value of the Company's Common Stock on the date of grant. The reported closing price of the Company's Common Stock by NASDAQ on April 12, 2001 was $5.63 per share.

   Payment for shares purchased upon exercise of any option must be made in full in cash or check when the option is exercised. No option is transferable except by will or the laws of descent and distribution and, during the optionee's lifetime, the option may be exercised only by the optionee provided, that the Compensation Committee may, in its discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, former spouse, children (including stepchildren) or grandchildren of the optionee ("Immediate Family Members"),
(ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners including family limited partnerships controlled by the Optionee or (iv) to any other persons or entities in the discretion of the Compensation Committee subject to certain restrictions. If an optionee's employment terminates for any reason, including without limitation by reason of voluntary severance, involuntary severance, retirement, but not by reason of death, any options exercisable on the date of termination expire thirty days after such termination. If an optionee dies, any options exercisable at the time of such death may be exercised by the optionee's executor or administrator at any time within the shorter of the option period or 12 months after the date of death.

   Notwithstanding any other provision of the Plan, the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an employee in any calendar year shall not exceed $100,000.

   The Board of Directors has appointed the Compensation Committee, which during 2000 was composed of Messrs. David E. Brook and Michael A. Wall.

   The following is a brief and general discussion of the Federal income tax rules applicable to awards under the Plan. With respect to an incentive stock option, an employee will generally not be taxed at the time of grant or exercise, although exercise of an incentive option will give rise to an item of tax preference that may result in an alternative minimum tax. If the employee holds the shares acquired upon exercise of an incentive stock option until at least one year after issuance and two years after the option grant, he or she will have long-term capital gain (or loss) based on the difference between the amount realized on the sale or disposition and his or her option price. If these holding periods are not satisfied, then upon disposition of the shares the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at time of exercise over the option price, plus capital gain in respect of any additional appreciation. With respect to a non-qualified option, an employee will not be taxed at the time of grant; upon exercise, he or she will generally realize compensation income to the extent the then fair market value of the stock exceeds the option price. The Company will generally have a tax deduction to the extent that, and at the time that, an employee realizes compensation income with respect to an award.

                          Option Grants under the Plan
                             (as of March 31, 2001)

                                                                        Options
      Name                                                             (Shares)
      ----                                                            ----------
      John C.C. Fan..................................................  3,186,000
      Hong Choi......................................................    180,000
      Matthew J. Micci...............................................    347,600
      Bor Yeu Tsaur..................................................    748,800
      Daily S. Hill..................................................    359,600
      Matthew M. Zavracky............................................    576,000
      Richard A. Sneider.............................................    410,000
      All executive officers as a group..............................  5,638,000
      All directors, excluding executive officers, as a group........          0
      All employees, excluding executive officers, as a group........ 10,073,352

   The Board recommends that the shareholders vote "FOR" the proposed amendment of the Plan and the enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of the Common Stock represented in person or by proxy at the Meeting and entitled to vote is required for approval of the amendment of the Plan.

                                   PROPOSAL 4

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

   Deloitte & Touche LLP, independent certified public accountants, have been auditors of the Company since 1985. The Board of Directors has recommended that the stockholders ratify the reappointment of Deloitte & Touche LLP as the Company's auditors for the current year.

   A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will be afforded an opportunity to make a statement, if such representative desires to do so, and will be available to answer any appropriate questions.

   The Board of Directors recommends that the shareholders vote "FOR" the proposal to ratify the appointment of Deloitte & Touche LLP, and the enclosed proxy will be so voted unless a contrary vote is indicated. In the event the appointment of Deloitte & Touche LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

Audit Fees

   The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 totaled $80,000.

Other Fees

   The aggregate fees billed for all other services rendered by Deloitte & Touche LLP, including the reviews of the financial statements included in the Company's form 10-Q, for the fiscal year ended December 31, 2000 totaled $140,945.

                             STOCKHOLDER PROPOSALS

   The Board will make provision for presentation of proposals by shareholders at the 2001 annual meeting of shareholders (or special meeting in lieu thereof) provided such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the Securities and Exchange Commission. Such proposals must be received by the Company no later than March 11, 2002 to be included in the agenda for that meeting and must be received by the Company no later than December 22, 2001 to be considered for inclusion in the Company's proxy materials relating to that meeting.

                                    GENERAL

   The management of the Company knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

   The Company will provide free of charge to any Stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, a copy of the Company's annual report filed with the Securities and Exchange Commission on Form 10-K for the Company's fiscal year ended December 31, 2000. Requests for such report should be directed to Kopin Corporation, 695 Myles Standish Boulevard, Taunton, Massachusetts 02780,
Attention: Chief Financial Officer.

   The Company expects to hold its next stockholder meeting on or about May 24, 2002, and proxy materials in connection with that meeting are expected to be mailed approximately 30 days prior to the meeting.

                                          JOHN C.C. FAN
                                          Chairman

                                                                      APPENDIX A

                   Kopin Corporation Audit Committee Charter

                            Audit Committee Charter

   This charter shall be reviewed, updated and approved annually by the board of directors.

Role and Independence

   The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least two directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

   The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

Responsibilities

   The audit committee's primary responsibilities include:

  . Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

  . Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

  . Providing guidance and oversight to the internal audit activities of the corporation including reviewing the organization, plans and results of such activity.

  . Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgemental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the company's audited financial statements in the company's annual report on Form 10-K.

  . Reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

  . Discussing with management, the internal auditors and the external auditors the quality and adequacy of the company's internal controls.

  . Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

  . Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

                                                                      APPENDIX B


                               KOPIN CORPORATION

                           2001 EQUITY INCENTIVE PLAN

                               Table Of Contents

  1. Purpose..............................................................   B-1
  2. Definitions..........................................................   B-1
  3. Term of the Plan.....................................................   B-3
  4. Stock Subject to the Plan............................................   B-3
  5. Administration.......................................................   B-3
  6. Authorization and Eligibility........................................   B-3
  7. Specific Terms of Awards.............................................   B-4
  8. Adjustment Provisions................................................   B-7
  9. Settlement of Awards.................................................   B-8
 10. Reservation of Stock.................................................  B-10
 11. No Special Employment or Other Rights................................  B-10
 12. Nonexclusivity of the Plan...........................................  B-10
 13. Termination and Amendment of the Plan................................  B-10
 14. Notices and Other Communications.....................................  B-10
 15. Governing Law........................................................  B-10

                               KOPIN CORPORATION

                          2001 Equity Incentive Plan

1. Purpose

   This Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of Kopin Corporation (the "Company") and its Affiliates and to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2. Definitions

   As used in this Plan, the following terms shall have the following meanings:

   2.1. Accelerate, Accelerated, and Acceleration, when used with respect to an Option, means that as of the time of reference the Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock, means that the Risk of Forfeiture otherwise applicable to the Stock shall expire with respect to some or all of the shares of Restricted Stock then still otherwise subject to the Risk of Forfeiture.

   2.2. Acquisition means a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company's assets to one or more other persons in a single transaction or series of related transactions, unless securities possessing more than 50% of the total combined voting power of the survivor's or acquirer's outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company immediately prior to that transaction.

   2.3. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

   2.4. Award means any grant or sale pursuant to the Plan of Options, Restricted Stock or Stock Grants.

   2.5. Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

   2.6. Board means the Company's Board of Directors.

   2.7. Change of Control means any of the following transactions:

       (a)  any Acquisition, or

       (b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time), other than the Company or an Affiliate, directly or indirectly acquires beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, or

       (c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of that period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time that election or nomination was approved by the Board.

   2.8. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

   2.9. Committee means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence "Committee" shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

   2.10. Common Stock or Stock means common stock, par value $0.01 per share, of the Company.

   2.11. Company means Kopin Corporation, a corporation organized under the laws of the State of Delaware.

   2.12. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

   2.13. Incentive Option means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

   2.14. Market Value means the value of a share of Common Stock on any date as determined by the Committee.

   2.15. Nonstatutory Option means any Option that is not an Incentive Option.

   2.16. Option means an option to purchase shares of Common Stock.

   2.17. Optionee means a Participant to whom an Option shall have been granted under the Plan.

   2.18. Participant means any holder of an outstanding Award under the Plan.

   2.19. Plan means this 2001 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

   2.20. Restricted Stock means a grant or sale of shares of Common Stock to a Participant subject to a Risk of Forfeiture.

   2.21. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

   2.22. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire the Shares at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

   2.23. Stock Grant means the grant of shares of Common Stock not subject to restrictions or other forfeiture conditions.

   2.24. Stockholders' Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).

   2.25. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3. Term of the Plan

   Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's stockholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4. Stock Subject to the Plan

   At no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed 1,200,000 shares of Common Stock; subject, however, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock is forfeited by the recipient, the shares not purchased by the Optionee or forfeited by the recipient shall again be available for Awards to be granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5. Administration

   The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee's exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to a director or executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant to hereto.

6. Authorization and Eligibility

   The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Common Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 25% of the aggregate number of shares of Common Stock subject to the Plan.

   Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

7. Specific Terms of Awards

   7.1. Options.

     (a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

     (b) Exercise Price. The price at which shares of Common Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date, or not less than 110% of the Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

     (c) Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

     (d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

     (e) Termination of Association with the Company. Unless the Committee shall provide otherwise with respective to any Option, if the Optionee's employment or other association with the Company and its Affiliates ends for any reason, including because of the Optionee's employer ceasing to be an Affiliate, any outstanding Option of the Optionee shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee's reemployment rights, if any, are guaranteed by statute or by contract.

     (f) Transferability. Except as otherwise provided in this subsection
  (f), Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant's rights in any Option may be exercised during the life of the Participant only by the Participant or the Participant's legal representative. However, the Committee may, at or after the grant of a Nonstatutory Option, provide that such Option may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of an Option shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, "family member" means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

     (g) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 14, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, if the Committee had so authorized on the grant of an Incentive Option or on or after grant of an Nonstatutory Option (and subject to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company) by delivery to the Company of:

       (i) shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased, or

       (ii) the Optionee's executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved.

  If the Stock is then currently traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

     (h) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the "current limit". The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

     (i) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

     (j) Rights Pending Exercise. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock issuable pursuant to his Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such holder or his agent.

   7.2. Restricted Stock.

     (a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

     (b) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

    The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Kopin Corporation 2001 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Kopin Corporation. Copies of such Plan and Agreement are on file in the offices of Kopin Corporation.

     (c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

     (d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

     (e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of
  Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

     (f) Termination of Association with the Company. Unless the Committee shall provide otherwise for any Award of Restricted Stock, upon termination of a Participant's employment or other association with the Company and its Affiliates for any reason during the Restriction Period, including because of the Participant's employer ceasing to be an Affiliate during the Restriction Period, all shares of Restricted Stock still subject to Risk of Forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of ninety (90) days or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract.

     (g) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

   7.3. Stock Grants. Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

   7.4. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the

Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7.4 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

8. Adjustment Provisions

   8.1. Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of April 18, 2001 Subject to Sections 8.2 and 8.3, if subsequent to that date the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

   8.2. Treatment in Acquisitions. Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of an Acquisition (a) any then outstanding Options shall Accelerate in full if not assumed by the acquiring entity or replaced by comparable options to purchase shares of the capital stock of the successor or acquiring entity or parent thereof, and to the extent not assumed or replaced on the Acquisition shall then (or after a reasonable period following the Acquisition, as determined by the Committee) terminate to the extent not exercised and (b) any then Restricted Stock shall Accelerate in full if the Company's rights to reacquire such shares of Restricted Stock on occurrence of the applicable Risk of Forfeiture with respect to those shares are not assigned to the acquiring entity. As to any one or more outstanding Options and shares of Restricted Stock which are not otherwise Accelerated in full by reason of such Acquisition, the Committee may also, either in advance of an Acquisition or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of such outstanding Options and Restricted Stock in the event that the employment of the Participants should subsequently terminate following the Acquisition. Each outstanding Option that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to the Acquisition, will be appropriately adjusted, immediately after the Acquisition, as to the number and class of securities and the price at which it may be exercised in accordance with Section 8.1.

   8.3. Change in Control. Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of a Change in Control (including a Change of Control which is an Acquisition), any Restricted Stock Award still then subject to a Risk of Forfeiture and any outstanding Option not then exercisable in full shall vest under the terms of the Award. The preceding shall apply as well to shares of Restricted Stock the repurchase rights of which are held by an acquiring entity, and outstanding Options which are assumed by an acquiring entity or replaced by comparable options to purchase shares of the capital stock of a successor or acquiring entity or parent thereof, pursuant to Section 8.2. The Committee shall have the discretion, exercisable either in advance of a Change in Control or at the time thereof, to provide (upon such terms as it may deem appropriate) for (i) the automatic Acceleration of one or more outstanding Options (including Options that are assumed or replaced pursuant to Section 8.2) that do not otherwise Accelerate by reason of the Change in Control, and/or (ii) the subsequent termination of one or more of the Company's repurchase rights with respect to Restricted Stock Awards that do not otherwise terminate at that time, in the event that the employment of the respective grantees of such Awards should subsequently terminate following such Change in Control.

   8.4. Dissolution or Liquidation. Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option shall terminate, but the Optionee (if at the time in the employ of or otherwise associated with the Company or any of its Affiliates) shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option to the extent exercisable on the date of dissolution or liquidation.

   8.5. Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this
Section 8 shall result in an exercise price which is less than the par value of the Stock.

9. Settlement of Awards

   9.1. Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

     (a) the shares are at the time of the issue of such shares effectively registered under the Act; or

     (b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

   9.2. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders' Agreement, if any. In the event of any conflict between the provisions of this Plan and the provisions of the Stockholders' Agreement, the provisions of the Stockholders' Agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

   9.3. Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

   9.4. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this
Section 9.4, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company's directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company's directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company's directors and officers.

   9.5. Placement of Legends; Stop Orders; etc. Each share of Common Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 9.3 in addition to any other applicable restriction under the Plan, the terms of the Award and, if applicable, under the Stockholders' Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

   9.6. Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

10. Reservation of Stock

   The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11. No Special Employment or Other Rights

   Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate charter, certificate or articles, or by-laws, to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other association with the Company and its Affiliates.

12. Nonexclusivity of the Plan

   Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13. Termination and Amendment of the Plan

   The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of the recipient under such Award.

   The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.

14. Notices and Other Communications

   Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

15. Governing Law

   The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

                                  DETACH HERE


                                     PROXY
                               KOPIN CORPORATION

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                          BOARD OF DIRECTORS FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2001


The undersigned hereby appoints John C.C. Fan and Richard A. Sneider or either of them as Proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 24, 2001 at 10:00 a.m. at the offices of Bingham Dana, 150 Federal Street, Boston, Massachusetts, or any adjournment thereof, upon any and all matters which may properly be brought before the meeting or any adjournments thereof, hereby revoking all former proxies.


---------------                                                  ---------------
| SEE REVERSE |   CONTINUED AND TO BE SIGNED ON REVERSE SIDE     | SEE REVERSE |
|    SIDE     |                                                  |    SIDE     |
---------------                                                  ---------------

KOPIN CORPORATION

c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

VOTE BY TELEPHONE                       VOTE BY INTERNET

It's fast, convenient, and immediate!   It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone    immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

--------------------------------------  ---------------------------------------
1. Read the accompanying Proxy          1. Read the accompanying Proxy
   Statement and Proxy Card.               Statement and Proxy Card.

2. Call the toll-free number            2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).        http://www.eproxyvote.com/kopn

3. Enter your 14-digit Voter Control    3. Enter your 14-digit Voter Control
   Number located on your Proxy Card       Number located on your Proxy Card
   above your name.                        above your name.

4. Follow the recorded instructions.    4. Follow the instructions provided.
--------------------------------------  ---------------------------------------
YOUR VOTE IS IMPORTANT!                 YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!            Go to http://www.eproxyvote.com/kopn
                                        anytime!

   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                  DETACH HERE

[X]  PLEASE MARK VOTES AS
     IN THIS EXAMPLE.

     THE SHARES REPRESENTED BY THIS PROXY WILL VE VOTED ON PROPOSALS (1), (2),
     (3) AND (4) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

     1.  PROPOSAL TO ELECT DIRECTORS.
         NOMINEES:  (01) John C.C. Fan;      (02) David E. Brook;
                    (03) Andrew H. Chapman;  (04) Morton Collins;
                    (05) Chi Chia Hsieh;     (06) Michael A. Wall

                    FOR       WITHHELD
                    [_]         [_]

     [_]                                                    MARK HERE FOR
         --------------------------------------             ADDRESS CHANGE [_]
         For all nominees except as noted above             AND NOTE BELOW



                                                       FOR    AGAINST   ABSTAIN
     2.  PROPOSAL TO ADOPT THE 2001 EQUITY             [_]      [_]       [_]
         INCENTIVE PLAN.

     3.  PROPOSAL TO RATIFY THE AMENDMENT TO
         THE COMPANY'S 1992 STOCK OPTION PLAN
         TO INCREASE THE NUMBER OF SHARES              FOR    AGAINST   ABSTAIN
         AUTHORIZED FOR ISSUANCE UNDER THE PLAN.       [_]      [_]       [_]

     4.  PROPOSAL TO RATIFY THE APPOINTMENT OF
         DELOITTE & TOUCHE LLP AS THE INDEPENDENT      FOR    AGAINST   ABSTAIN
         ACCOUNTANTS OF THE COMPANY.                   [_]      [_]       [_]

     5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     PLEASE DATE AND SIGN exactly as your name(s) appears at left indicating, where proper, official position or representation capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in the name of two or more persons, all should sign.

Signature:                Date:           Signature:               Date:
          ----------------     -----------          ---------------     --------